Exhibit 10.2

SECOND AMENDMENT TO TERM LOAN CREDIT AND SECURITY AGREEMENT

This Second Amendment to Term Loan Credit and Security Agreement (the “Amendment”) is made this ______ day of March, 2017 by and among EVINE Live Inc., a Minnesota corporation (“Evine”); ValueVision Interactive, Inc., a Minnesota corporation; VVI Fulfillment Center, Inc., a Minnesota corporation; ValueVision Media Acquisitions, Inc., a Delaware corporation; ValueVision Retail, Inc., a Delaware corporation, Norwell Television, LLC, a Delaware limited liability company, and PW Acquisition Company, LLC, a Minnesota limited liability company (each a “Borrower”, and collectively “Borrowers”); the financial institutions which are now or which hereafter become a party thereto as lenders (the “Lenders”) and GACP Finance Co., LLC (“GACP”), as agent for Lenders (GACP, in such capacity, the “Agent”).

BACKGROUND

A.       On March 10, 2016, certain Borrowers, Lenders and Agent entered into, inter alia, that certain Term Loan Credit and Security Agreement (as same has been or may be amended, modified, renewed, extended, replaced or substituted from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B.        The Borrower intend to make a voluntary prepayment of the principal amount under the Loan Agreement in an aggregate principal amount equal to $9,500,000 (plus all accrued and unpaid interest and fees (including any Prepayment Premium or prepayment fees thereon)) (the “March 2017 Prepayment”) and in connection therewith have requested a waiver of the required 10 Business Days’ prior written notice under Section 2.3(d) of the Loan Agreement.

C.       The Borrowers have requested and the Agent and the Lenders have agreed to amend certain terms and provisions contained in the Loan Agreement subject to the terms and conditions of this Amendment.

NOW, THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.       Amendment. Upon the Effective Date, the Loan Agreement shall be amended as follows:

Section 6.5(b) of the Loan Agreement shall be deleted in its entirety and replaced as follows:

(b)       Minimum EBITDA. (i) If the PNC Credit Agreement (or any refinancing indebtedness in respect thereof) is in effect, if at any time during any fiscal quarter, (x) an Event of Default is continuing or (y) Borrowers’ Undrawn Availability (as defined in the PNC Credit Agreement as in effect on the date hereof) is equal to or less than $18,000,000, cause to be achieved a minimum EBITDA of not less than the following amounts as of the end of the fiscal quarter immediately prior to the fiscal quarter during which Borrowers’ Undrawn Availability was less than the foregoing amount or during which such Event of Default occurred and as of the end of each fiscal quarter thereafter until such Event of Default is waived or Undrawn Availability at all times during a subsequent fiscal quarter is not less than $18,000,000 or (ii) the PNC Credit Agreement (or any refinancing indebtedness in respect thereof) is no longer effect, if at any time during any fiscal quarter, (x) an Event of Default is continuing or (y) Borrowers’ Liquidity is equal to or less than $7,500,000, cause to be achieved a minimum EBITDA of not less than the following amounts as of the end of each fiscal quarter (in each case to be tested for the four quarter period then ending on or about the date specified below):

Quarters Ending	Amount
January 31, 2016, April 30, 2016, July 31, 2016, October 31, 2016	$10,000,000
January 31, 2017, April 30, 2017, July 31, 2017, October 31, 2017	$14,000,000
January 31, 2018, April 30, 2018, July 31, 2018, October 31, 2018	$16,000,000

Each fiscal year thereafter, the EBITDA to be tested in each fiscal quarter during such year, shall be an amount equal to 115% of the prior fiscal year covenant amount.

2.       Representations and Warranties. Each of the Borrowers hereby:

(a)       reaffirms all representations and warranties made to Agent and Lenders under the Loan Agreement and all of the Other Documents and confirms that after giving effect to any updated schedules all are true and correct in all material respects as of the date hereof (except to the extent any such representations and warranties specifically relate to a specific date, in which case such representations and warranties were true and correct in all material respects on and as of such other specific date);

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(b)       reaffirms all of the covenants contained in the Loan Agreement and all of the Other Documents, covenants to abide thereby until all Obligations and other liabilities of Borrowers and Guarantors to Agent and Lenders under the Loan Agreement and all of the Other Documents of whatever nature and whenever incurred, are satisfied and/or released by Agent and Lenders;

(c)       represents and warrants that no Default or Event of Default has occurred and is continuing under any of the Loan Agreement or any of the Other Documents;

(d)       represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Amendment, that such actions were duly authorized by all necessary limited liability company or corporate action, as applicable, and that the officers executing this Amendment on its behalf were similarly authorized and empowered, and that this Amendment does not contravene any provisions of its certificate of incorporation or formation, operating agreement, bylaws, or other formation documents, as applicable, or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(e)       represents and warrants that this Amendment and all assignments, instruments, documents, and agreements executed and delivered in connection herewith, are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

3.       Conditions Precedent/Effectiveness Conditions. This Amendment shall be effective upon the occurrence of the following conditions precedent, each in form and substance satisfactory to Agent (the “Effective Date”):

(a)       Agent’s receipt of this Amendment fully executed by the Borrowers and the Lenders;

(b)       Agent’s receipt of a fully executed amendment to the PNC Credit Agreement in form and substance satisfactory to the Agent, which also permits the making and receipt of the March 2017 Prepayment in an aggregate principal amount of $9,500,000 plus $113,050.00 on account of accrued and unpaid interest through March 21, 2017 (with interest accruing at a daily rate of $5,383.33 per day thereafter) and fees plus $190,000 on account of the Prepayment Premium;

(c)       Agent’s receipt a fully executed amendment to the Intercreditor Agreement;

(d)       Agent shall have received a secretary and incumbency certificate for each Borrower identifying all authorized officers with specimen signatures, a certificate of no change to the organizational documents of each Borrower, and authorizing resolutions of each Borrower authorizing the execution of this Amendment and the transactions contemplated herein;

(e)       Agent shall have received the executed legal opinion of Damon Schramm, Esq in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Amendment as Agent may reasonably require and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(f)       Agent shall have received Uniform Commercial Code, judgment and state and federal tax lien searches against Borrowers showing no Liens on any of the Collateral, other than Permitted Encumbrances;

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(g)       Agent shall have received a closing certificate signed by the Chief Financial Officer of each Borrower dated as of the Effective Date, stating that (i) all representations and warranties set forth in the Loan Agreement and the Other Documents are true and correct in all material respects on and as of such date after giving effect to the updated schedules, except to the extent such representation or warranty was expressly made as of an earlier date, in which case, such representation and warranty was true and correct in all material respects on and as of such earlier date, (ii) each Borrower is on such date in compliance in all material respects with all the terms and provisions set forth in the Loan Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

(h)       Agent shall have received on behalf of the Lenders a wire transfer in immediately available funds of the March 2017 Prepayment in an aggregate principal amount of $9,500,000 plus $$113,050.00 on account of accrued and unpaid interest through March 21, 2017 (with interest accruing at a daily rate of $5,383.33 per day thereafter) and fees plus $190,000 on account of the Prepayment Premium; and

(i)       Agent’s receipt of such other documents as Agent or counsel to Agent may reasonably request.

4.       Waiver. Subject to the occurrence of the Effective Date, the Agent and Lenders waive 10 Business Days’ prior written notice to Agent required under Section 2.3(c) in connection with the March 2017 Prepayment.

5.       Further Assurances. Each of the Borrowers hereby agrees to take all such actions and to execute and/or deliver to Agent and Lenders all such documents, assignments, financing statements and other documents, as Agent and Lenders may reasonably require from time to time, to effectuate and implement the purposes of this Amendment.

6.       Payment of Expenses. Borrowers shall pay or reimburse Agent and Lenders for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto.

7.       Reaffirmation of Loan Agreement. Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended, and all of the Other Documents are hereby ratified and reaffirmed and shall continue in full force and effect as therein written.

8.       Miscellaneous.

(a)       Third Party Rights. No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)       Headings. The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

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(c)       Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d)       Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(e)       Counterparts. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission or PDF shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWERS:	EVINE LIVE INC.

By:
	Name:	Timothy Peterman
	Title:	Chief Financial Officer

VALUEVISION INTERACTIVE, INC.

By:
	Name:	Timothy Peterman
	Title:	Chief Financial Officer

VVI FULFILLMENT CENTER, INC.

By:
	Name:	Timothy Peterman
	Title:	Chief Financial Officer

VALUEVISION MEDIA ACQUISITIONS, INC.

By:
	Name:	Timothy Peterman
	Title:	Chief Financial Officer

VALUEVISION RETAIL, INC.

By:
	Name:	Timothy Peterman
	Title:	Chief Financial Officer

NORWELL TELEVISION, LLC

By:
	Name:	Timothy Peterman
	Title:	Chief Financial Officer

PW ACQUISITION COMPANY, LLC

By:
Name:	Timothy Peterman
Title:	Chief Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO TERM LOAN CREDIT AND SECURITY AGREEMENT]

AGENT:	GACP FINANCE CO., LLC as Agent

By:
John Ahn, President

LENDERS:	GACP I, L.P., as Lender

By:
John Ahn, President

Address:

GACP I, L.P.
Attn: Robert A. Louzan
73 Old Ridgefield Road, Suite 6
Wilton, CT 06897

[SIGNATURE PAGE TO SECOND AMENDMENT TO TERM LOAN CREDIT AND SECURITY AGREEMENT]